THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) IN RELIANCE UPON THE EXEMPTIONS CONTAINED IN THE ACT.  THIS OPTION AND ANY SHARES ISSUED UPON EXERCISE OF THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS; (ii) PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES); OR (iii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ORAMED PHARMACEUTICALS, INC.

Option

3,361,360 Shares of	ORMP-1
Common Stock

THIS CERTIFIES that, for value received, Miriam Kidron or her permitted assigns (the “Grantee”), is entitled to subscribe for and purchase from ORAMED PHARMACEUTICALS, INC., a Nevada corporation (the “Corporation”), on the terms and conditions set forth herein, three million, three hundred sixty one thousand, three hundred sixty (3,361,360) shares (the “Shares”) of fully paid and nonassessable common stock, $.001 par value per share (“Common Stock”), of the Corporation.  This Option and any Option or Options subsequently issued upon exchange hereof are hereinafter collectively referred to as this “Option.”

This Option is granted pursuant to the Agreement, dated February 17, 2006, between the Corporation and Hadasit Medical Research Services and Development Ltd., as amended and supplemented.

Section 1.	Exercise of Option.

1.1.           Exercise Price; Term.  The price of the shares of Common Stock purchasable pursuant to this Option shall be $0.001 per share, subject to adjustment pursuant to Section 3 below (such price, as adjusted from time to time, being hereinafter referred to as the “Exercise Price”).  This Option shall become immediately exercisable as to all of the Shares.  This Option shall expire at 5:00 p.m., New York time, on December 31, 2012 (the “Expiration Date”).

1.2.           Exercise.  This Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Corporation at its principal executive office, together with the payment of the Exercise Price of the Shares covered by this Option, as set forth in Section 1.3 below.  Such written notice shall be signed by the person exercising this Option, shall state the number of Shares with respect to which this Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Option.  The Corporation shall pay all original issue taxes with respect to the issue of the shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection herewith.  Except as specifically set forth herein, the Grantee acknowledges that any income or other taxes due from her with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the Grantee.

1.3.           Payment.  Payment of the of the Exercise Price shall be made:

 (a)           by cash, check or wire transfer of immediately available funds, or

 (b)           by a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on the date of such exercise) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares).

As of any date, “Fair Market Value” shall be determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or a national market system, including without limitation the NYSE Amex Exchange and Nasdaq, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the board of directors of the Corporation, or the compensation committee of the board of directors, if any, deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the board of directors of the Corporation, or the compensation committee of the board of directors, if any deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the board of directors of the Corporation, or the compensation committee of the board of directors, if any, in good faith.

1.4.           Issuance of Securities.  Upon the exercise of this Option, a certificate or certificates for the Shares so purchased, registered in the name of the Grantee, shall be delivered to the Grantee and, unless this Option has expired, a new Option representing the number of Shares (except a remaining fractional share), if any, with respect to which this Option shall not then have been exercised shall also be issued to the Grantee within such time.  The Grantee shall for all purposes be deemed to have become the Grantee of record of the Shares issued upon exercise of this Option on the date on which the Option was surrendered and payment of the Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, the Grantee shall be deemed to have become the Grantee of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Section 2.            Adjustment of Number of Shares Subject to Option.  Upon any adjustment of the Exercise Price pursuant to Section 3 hereof, the Grantee shall thereafter be entitled to purchase, at the adjusted Exercise Price, the number of shares (rounded down to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

Section 3.           Adjustment of Exercise Price.

 (a)           If the Corporation shall split, subdivide or combine its Common Stock, the Exercise Price shall be proportionately increased or decreased as appropriate.

 (b)           If the Corporation shall pay a dividend with respect to the Common Stock or make any other distribution with respect to the Common Stock (except any distribution specifically provided for in Section 4 below) payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

Section 4.           Reclassification, Merger, etc.  In the case of any reclassification of the Common Stock or in the case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification of the Common Stock) or in the case of any sale of all or substantially all of the assets of the Corporation, then the Corporation, or such successor or purchasing corporation, as the case may be, shall execute a new certificate, providing that the Grantee shall have the right to exercise such new Option and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Option, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by a  Grantee of shares of the Common Stock with respect to one share of Common Stock.  Such new Option certificate shall provide for adjustments which shall be identical to the adjustments provided for herein.  The provisions of this Section 4 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

Section 5.           Stock to Be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for  the purpose of issue upon the exercise of this Option as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Option.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

Section 6.           No Stockholder Rights or Liabilities.  This Option shall not entitle the Grantee to any voting rights or other rights as a stockholder of the Corporation.  No provision hereof, in the absence of affirmative action by the Grantee to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Grantee, shall give rise to any liability of the Grantee for the Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation. The Grantee of this Option shall have rights as a stockholder of the Corporation only with respect to any shares of Common Stock  covered by the Option after due exercise of the Option and tender of the full Exercise Price for the shares of Common Stock being purchased pursuant to such exercise.

Section 7.           Investment Representation and Legend.  The Grantee, by acceptance of this Option, represents and warrants to the Corporation that the Grantee is receiving the Option and, unless at the time of exercise a registration statement under the Securities Act of 1933, as amended (the “Act”), is effective with respect to such shares, upon the exercise hereof will acquire the shares of Common Stock issuable upon such exercise, for investment purposes only and not with a view towards the resale or other distribution thereof except pursuant to an effective registration statement under the Act or an applicable exemption from registration under the Act. The Grantee also hereby agrees that the Grantee shall not sell, transfer by any means or otherwise dispose of the Option or the shares of Common Stock issuable upon exercise of the Option without registration under the Act unless in the opinion of counsel reasonably acceptable to the Corporation such proposed sale or transfer is exempt from the registration provisions of the Act.

The Grantee, by acceptance of this Option, agrees that the Corporation may affix, unless the shares subject to this Option are registered at the time of exercise, a legend to the certificates for shares of Common Stock issued upon exercise of this Option in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS; (ii) PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES); OR (iii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 8.           Lost, Stolen, Mutilated or Destroyed Option.  If this Option is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Option, include the surrender thereof), issue a new Option of like denomination and tenor as the Option so lost, stolen, mutilated or destroyed.

Section 9.            Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Corporation, the Grantee and their respective successors and assigns hereunder.

Section 10.          Governing Law.  This Option shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be construed in accordance with the laws of the said State without giving effect to the rules of said State governing the conflicts of law.

Section 11.         Transferability.  This Option shall not be transferable by the Grantee other than by will or the laws of descent and distribution and shall be written during the Grantee’s lifetime, only by the Grantee, without the written consent of the Corporation to the transfer.

Section 12.         Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

 (a)           If the Grantee of this Option, to the address of the Grantee; or

 (b)           If to the Corporation, to the address of the Corporation’s principal executive office as disclosed in the periodic filings made by the Corporation with the United States Securities and Exchange Commission or such other address as the Corporation  may designate by notice to the Grantee.

IN WITNESS WHEREOF, the Corporation has executed this Option by its authorized signatory.

ORAMED PHARMACEUTICALS, INC.
Dated: as of December 13, 2009

	By:	/Nadav Kidron
Name: Nadav Kidron
Title: President and Chief Executive Officer

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Option, to purchase ______ shares of the Common Stock of ORAMED PHARMACEUTICALS, INC. or any successor corporation (the “Corporation”).  The undersigned requests that a certificate for such shares be registered in the name of ______________________ whose address is __________________________, and that such certificate be delivered to _________________, whose address is ________________________.

The undersigned intends that payment of the Exercise shall be made as (check one):
Cash Exercise_______
Net Exercise_______

If the Grantee has elected a cash exercise, the Grantee shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Corporation in accordance with the terms of the Option.

If the Grantee has elected a net exercise, a certificate shall be issued to the Grantee for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________.

X = Y x B-A
                B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X ”).

The number of shares of Common Stock purchasable upon exercise of all of the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised ___________________________ (“Y”).

The Exercise Price ______________ (“A”).

The Fair Market Value of one share of Common Stock  _______________________ (“ B”).

Dated:	Signature:___________________

(Signature must conform in all respects to name of Grantee as specified on the face of the Option Certificate.)

_______________________________
(Insert Social Security or other
Identifying number of Grantee)